Exhibit 99.1

SONUS NETWORKS REPORTS

2010 FIRST QUARTER RESULTS

Westford, MA, May 4, 2010 — Sonus Networks, Inc. (Nasdaq: SONS), a market leader in next generation IP-based network solutions, today announced results for the quarter ended March 31, 2010.

Revenue for the first quarter of fiscal 2010 was $62.4 million, compared to $68.7 million in the fourth quarter of fiscal 2009 and $41.0 million for the first quarter of fiscal 2009.  The Company’s net loss on a GAAP basis for the first quarter of fiscal 2010 was $0.1 million, or $0.00 per share, compared to net income of $10.3 million, or $0.04 per diluted share, for the fourth quarter of fiscal 2009, and a net loss of $16.2 million, or $0.06 per share, for the first quarter of fiscal 2009.

“We are pleased with our strong first quarter results, which reflect the successful execution of our strategic plan,” said Richard Nottenburg, President and Chief Executive Officer of Sonus Networks.  “During the quarter, we continued to extend our leadership position as we added new customers, penetrated new markets and made significant enhancements to our core products and service offerings.  We look forward to launching new products on our next generation platform in the near future.”

Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its first quarter 2010 results as well as certain forward-looking information today at 4:45 p.m. ET.

To listen live via telephone:

Dial-in number: 800-908-9173
International Callers: +1 212-231-2900

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To listen via internet:

Sonus Networks will host a live webcast of the conference call.  To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

-ends-

About Sonus Networks

Sonus Networks, Inc. is a leader in IP networking with proven expertise in delivering secure, reliable and scalable next generation infrastructure and subscriber solutions.  With customers in over 50 countries across the globe and over a decade of experience in transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI.  Sonus products include media and signaling gateways, policy/routing servers, session border controllers and subscriber feature servers.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information visit www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of Sonus’ Annual Report on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended March 31, 2010, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Wayne Pastore 978-614-8291 wpastore@sonusnet.com	Fran Murphy 978-614-8148 fmurphy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Revenue:
Product	$36,278	$47,009	$19,403
Service	26,130	21,703	21,609
Total revenue	62,408	68,712	41,012

Cost of revenue:
Product	12,301	11,852	6,134
Service	11,929	11,481	11,663
Total cost of revenue	24,230	23,333	17,797

Gross profit	38,178	45,379	23,215

Gross profit %
Product	66.1%	74.8%	68.4%
Service	54.3%	47.1%	46.0%
Total gross profit %	61.2%	66.0%	56.6%

Operating expenses:
Research and development	14,940	13,869	16,353
Sales and marketing	13,594	12,911	12,147
General and administrative	10,144	10,958	10,495
Restructuring	—	—	1,984
Total operating expenses	38,678	37,738	40,979

Income (loss) from operations	(500)	7,641	(17,764)
Interest expense	(13)	(89)	(79)
Interest income	515	592	1,649
Other income (expense), net	10	47	(7)

Income (loss) before income taxes	12	8,191	(16,201)
Income tax benefit (provision)	(146)	2,118	(26)

Net income (loss)	$(134)	$10,309	$(16,227)

Earnings (loss) per share:
Basic
Diluted	$—	$0.04	$(0.06)
	$—	$0.04	$(0.06)
Shares used to compute earnings (loss) per share:
Basic	274,701	274,359	273,095
Diluted	274,701	275,152	273,095

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$64,861	$125,323
Marketable securities	281,799	239,223
Accounts receivable, net	32,385	47,998
Inventory, net	20,119	21,925
Deferred income taxes	640	562
Other current assets	20,426	17,508
Total current assets	420,230	452,539

Property and equipment, net	13,518	14,646
Intangible assets, net	2,203	341
Goodwill	5,059	5,053
Investments	66,299	49,598
Deferred income taxes	730	711
Other assets	17,035	17,849
	$525,074	$540,737

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,506	$5,337
Accrued expenses	14,265	19,292
Current portion of deferred revenue	59,149	74,748
Current portion of long-term liabilities	525	753
Total current liabilities	82,445	100,130

Deferred revenue	24,451	25,242
Long-term liabilities	1,145	1,127
Total liabilities	108,041	126,499

Commitments and contingencies

Stockholders equity:
Common stock	278	277
Additional paid-in capital	1,289,415	1,286,326
Accumulated deficit	(878,944)	(878,810)
Accumulated other comprehensive income	6,551	6,712
Treasury stock	(267)	(267)
Total stockholders’ equity	417,033	414,238
	$525,074	$540,737

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(134)	$(16,227)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	2,458	2,502
Amortization of intangible assets	138	96
Stock-based compensation	2,486	3,040
Loss on disposal of property and equipment	57	2
Deferred income taxes	—	(38)
Changes in operating assets and liabilities:
Accounts receivable	15,477	24,885
Inventory	2,852	(2,615)
Other operating assets	(2,098)	(4,148)
Accounts payable	3,547	(3,348)
Accrued expenses	(5,039)	(8,951)
Deferred revenue	(16,445)	13,712
Net cash provided by operating activities	3,299	8,910

Cash flows from investing activities:
Purchases of property and equipment	(1,763)	(770)
Purchase of intangible assets	(2,000)	—
Purchases of marketable securities	(121,856)	(11,936)
Sale/maturities of marketable securities	61,493	82,895
Increase in litigation escrow	—	(9,500)
Net cash provided by (used in) investing activities	(64,126)	60,689

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	609	529
Proceeds from exercise of stock options	35	1
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(180)	(122)
Principal payments of capital lease obligations	(55)	(64)
Net cash provided by financing activities	409	344

Effect of exchange rate changes on cash and cash equivalents	(44)	(71)

Net increase (decrease) in cash and cash equivalents	(60,462)	69,872
Cash and cash equivalents, beginning of year	125,323	122,207
Cash and cash equivalents, end of period	$64,861	$192,079

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our website at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Stock-based compensation
Cost of revenue - product	$71	$63	$116
Cost of revenue - service	419	449	465
Cost of revenue	490	512	581

Research and development expense	606	706	767
Sales and marketing expense	729	812	1,044
General and administrative expense	661	891	648
Operating expense	1,996	2,409	2,459

Total stock-based compensation	$2,486	$2,921	$3,040

Amortization of intangible assets
Cost of revenue - product	$38	$40	$96
Research and development	100	—	—
Total amortization of intangible assets	$138	$40	$96